Exhibit 99.1

CENDANT CORPORATION ANNOUNCES LAUNCH OF

INVESTOR MEETINGS RELATED TO SPIN-OFF

OF REALOGY CORPORATION

Separation of Cendant into Four Companies Continues on Schedule

NEW YORK, May 30, 2006 – Cendant Corporation (NYSE: CD) today announced the commencement of meetings with institutional investors in connection with the planned spin-off of Realogy Corporation. The Company anticipates that its Board of Directors will declare the dividend of Realogy Corporation common stock during the week of June 5, 2006. Accordingly, it is expected that Realogy common stock will begin trading on the New York Stock Exchange on a “when issued” basis in mid-June and as a separate public company by the end of June.

The Company also noted that it has revised its 2006 revenue and EBITDA estimates for Realogy. Based upon current trends and leading indicators related to existing home sales, Realogy now estimates full-year 2006 revenue of approximately $7.1 billion and pro forma EBITDA, assuming the spin-off had occurred on January 1, 2006, of approximately $1 billion, before restructuring and separation-related expenses. These estimates are down from the Company’s prior forecast, reflecting the Company’s, the National Association of Realtors’ and FNMA’s most recent projections with respect to existing home sales for the balance of 2006.

The slides to be presented during the investor meetings, which contain additional pro forma 2006 estimates, as well as the Realogy Form 10 filing, may be accessed on Cendant’s website at www.cendant.com.

The balance of the separation plan continues on schedule, and the Company’s full-year 2006 estimated financial results, excluding the effects of the separation, for each of Wyndham Worldwide, Travelport and Avis Budget remain unchanged from Cendant’s most recent estimate.

For second quarter 2006, the Company expects revenue from core operations for Cendant to increase modestly and EBITDA from core operations (before separation costs) to decrease 5%-10% versus second quarter 2005. The Company expects EBITDA (before separation costs) to increase at Hospitality Services and Timeshare Resorts, to be flat at Travelport, and to be down at Avis Budget. Realogy’s second quarter EBITDA (before separation costs) is expected to be down approximately 20% year-over-year, reflecting the moderation in home sale activity.

The Company noted that, due to the recent refinancing of certain vehicle-related debt with Avis Budget corporate level debt, the Company will now report the associated interest expense on the interest expense line of its income statement whereas it was previously included in the calculation of EBITDA as an operating expense.

The Company also announced progress in pursuing its alternative plan to sell Travelport, rather than spin it off, making a sale of Travelport the more likely alternative. Although no assurance can be provided, should such a sale occur, the Company currently expects that the majority of the net proceeds (after transaction costs, taxes and repayment of debt incurred by Travelport to fund repayment of Cendant’s outstanding corporate debt) will be paid to Realogy and Wyndham Worldwide. Each of Realogy and Wyndham Worldwide will be required to use these proceeds to repay indebtedness incurred by them to fund the repayment of Cendant’s corporate debt.

There can be no assurance that any potential purchaser of Travelport will enter into a definitive agreement for any transaction or that any transaction to sell Travelport will be completed. Any transaction is subject to completion of due diligence by a purchaser, negotiation and execution of definitive agreements and satisfaction of any closing conditions to a transaction.

After the spin-offs of Realogy and Wyndham Worldwide and upon the sale or spin-off of Travelport, Cendant will be a separate publicly held company and will operate its Avis and Budget vehicle rental operations as Avis Budget Group, Inc.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. The Company cannot provide any assurances that the separation or any of the proposed transactions related thereto (including a possible sale of Travelport) will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. These transactions are subject to certain conditions precedent, including final approval by the Board of Directors of Cendant.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks inherent in the contemplated separation and related transactions (including a possible sale of Travelport), including risks related to borrowings and costs related to the proposed transactions; increased demands on Cendant’s management teams as a result of the proposed transactions; changes in business, political and economic conditions in the U.S. and in other countries in which Cendant and its companies currently do business; changes in governmental regulations and policies and actions of regulatory bodies; changes in operating performance; and access to capital markets and changes in credit ratings, including those that may result from the proposed transactions. Other unknown or unpredictable factors also could have material adverse effects on Cendant’s and its companies’ performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Cendant’s 10-K for the year ended December 31, 2005, and Cendant’s Form 10-Q for the three months ended March 31, 2006, as well as the registration statements on Form 10 for Realogy and Wyndham Worldwide, including under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This press release includes an estimate of Realogy’s 2006 EBITDA assuming the Realogy spin-off had occurred on January 1, 2006 and before restructuring and separation-related expenses, which is a non-GAAP financial measure. Management believes the most directly comparable GAAP measure would be estimated net income for Realogy for 2006. Set forth below is a reconciliation of these two measures. In addition, this press release includes an estimate of our 2006 EBITDA growth over 2005 for the second quarter excluding costs that will be incurred in connection with our plan to separate into four independent companies. Management believes the most directly comparable GAAP measure would be net income. Due to the difficulty in forecasting and quantifying an estimated amount for separation costs as a result of the uncertainty related to the timing and impact of the planned separation, we are not providing an estimate for the Company’s net income.

Realogy reconciliation ($ in millions)	Projected 2006
Adjusted EBITDA	$1,000
Less:
Restructuring and separation costs	125

EBITDA	875
Less:
Depreciation and amortization	130
Pendings and listings amortization	20

EBIT	725
Less:
Interest expense	40

Income before income taxes and minority interest	685
Provision for income taxes	265
Minority interest, net of tax	5

Net income	$415

About Cendant Corporation

Cendant is primarily a provider of travel and residential real estate services. With approximately 85,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting Cendant’s Web site at www.cendant.com.

About the Real Estate Services Division of Cendant Corporation

Cendant’s Real Estate Services Division, which will become Realogy Corporation upon the completion of its spin-off from Cendant, is the world’s largest residential real estate brokerage franchisor, the largest U.S. residential real estate brokerage firm, a leading global provider of outsourced employee relocation services, and a provider of title and settlement services. The Division’s brands include Century 21, Coldwell Banker, Coldwell Banker Commercial, ERA, Sotheby’s International Realty, NRT Incorporated, Cartus and Title Resource Group. Realogy has applied to have its common stock listed on the New York Stock Exchange under the symbol “H.”

Media Contacts:

Elliot Bloom, Cendant Corporation

212-413-1832

Mark Panus, Cendant’s Real Estate Services Div.

973-496-7215

Investor Contacts:

Sam Levenson, Cendant Corporation

212-413-1834

Henry A. Diamond, Cendant Corporation

212-413-1920